UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025
Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 25, 2025 (the "Annual Meeting"). The following is a summary of the matters voted on at the meeting:

(1) The Company’s shareholders elected the three director nominees listed below for a term of three years. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Tracey H. Cook	18,904,665	182,865	1,354,151
Mary L. Howell	18,183,642	903,364	1,354,675
Linda I. Knoll	18,732,641	354,365	1,354,675

(2) The Company’s shareholders, approved on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,221,274	455,607	10,125	1,754,675

(3) The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year 2025. The voting results were as follows:

Votes For	Votes Against	Abstain
20,388,701	51,237	1,743

(4) The Company's shareholders approved the Astec Industries, Inc. 2025 Equity Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstain
18,265,069	813,367	8,568

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: April 28, 2025	By:	/s/ Edward T. Gilbert Jr.
Edward T. Gilbert Jr.
General Counsel & Corporate Secretary